EXHIBIT 5.1

                                December 27, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                      Re:      Water Chef, Inc.
                               Registration Statement on Form SB-2

Ladies and Gentlemen:

     We have acted as counsel to Water Chef, Inc., a Delaware corporation (the "Company"), in connection with the filing of its registration statement on Form SB-2 (the "Registration Statement") relating to 13,596,097 shares (the "Shares") of its common stock, $.001 par value per share (the "Common Stock"), as more particularly described in the Registration Statement.

     We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the Prospectus forming a part thereof (the "Prospectus"), the Certificate of Incorporation, By-laws and corporate proceedings of the Company, and such other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that the Shares currently held by the selling securityholders identified under the caption "Selling Securityholders" in the Registration Statement are duly and validly issued, fully paid and non-assessable. In addition, based upon the foregoing, we are of the opinion that the Shares issuable upon the exercise of the warrants or conversion of the promissory note described in the Registration Statement, as the case may be, when issued and paid for in accordance with the terms and conditions of such warrant and note will be duly and validly issued, fully paid and non-assessable.

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December 27, 2005
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     We express no opinion as to any laws other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the Prospectus.

     We advise you that this firm and a member of this firm are stockholders of the Company.



                             Very truly yours,



                             /s/  OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
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                                  OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP